UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 23, 2011

Date of Report (date of Earliest Event Reported)

 VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

On February 23, 2012, VelaTel Global Communications, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“Company”) entered into the following agreements with Isaac Organization, Inc.: (1) Agreement to Extend and Increase First Line of Credit Loan Agreement and Promissory Note, Cancel Stock Purchase Agreement, and Grant Option in VN Tech Agreement (“Extension Agreement”); and (2) Second Line of Credit Loan Agreement and Promissory Note (“Second Note”). The Company and Isaac are sometimes referred to in each of these agreements and in this Form 8-K as a “Party” and collectively as the “Parties.”

On February 24, 2012, the Company granted promissory notes to (3) Kevin Morrell (“Morrell Note”) and (4) Viking Retirement Assets Custodian for the benefit of Kenneth Hobbs IRA (“Viking Note”).

Extension Agreement

Background: In its quarterly report on SEC Form 10-Q for the period ending June 30, 2011, the Company disclosed the following under Note 19 – Subsequent Events:

Line of Credit Loan Agreement and Promissory Note

On July 1, 2011, the Company entered into a Line of Credit Loan Agreement and Promissory Note with Isaac (“Credit Line”). Pursuant to the Second A&R Isaac SPA, Isaac is entitled to purchase Shares at a price per Share equal to the volume-weighted average of the closing price of the Shares purchased during the ten-day period immediately preceding payment of each Installment. In recognition of the price per Share at which Shares have traded since the Effective Date of the Second A&R Isaac SPA and are likely to trade in the near term, the current and projected future short term capital needs of the Company for its ongoing and expanding operations, and to avoid unnecessary dilution of the equity of all shareholders of the Company, including Isaac, the Company and Isaac considered it to be in their best mutual best interest to fund some or all of the capital needs of the Company over the next six months through debt instead of equity funding.

In the Credit Line, the Company and Isaac agreed that the Company may borrow up to $5.0 million in such installments and subject to the same procedure for making funding requests as apply to the term “Funding Request” as defined in Section 1.7 of the Second A&R Isaac SPA. For each funding request, Isaac will retain 5% of the amount requested (“Holdback”) as a set-up fee and compensation for Isaac’s due diligence. Each Holdback will be added to the principal balance and will accrue interest along with the amount disbursed and outstanding from time to time. Amounts borrowed pursuant to the Credit Line shall bear simple interest at the rate of ten percent per annum. Interest on the unpaid balance of the amounts borrowed accrue monthly, but is not due until the principal balance borrowed is due. The principal balance borrowed is due and payable on December 31, 2011.

As used in this Form 8-K and in the Extension Agreement, the term “First Note” is synonymous with the term “Credit Line” as used in the quoted language from the Company’s Form 10-Q for the period ending June 30, 2011. The effect of the Extension Agreement includes, but is not limited to, extending the Due Date and increasing the amount disbursed and the credit limit under the First Note.

Although the credit limit under the First Note was $5,000,000 and the Due Date of the First Note was December 31, 2011, Isaac has advanced the Company funds in excess of the credit limit, including advances made after the Due Date. In entering into the Extension Agreement, the Parties are agreeing to extend the Due Date for the First Note to June 30, 2012, and to increase the credit limit under the First Note to reflect the total amount borrowed, namely $6,385,000.00 disbursed, plus 5% Holdback fees totaling $336,052.63, for a total principal balance of $6,721,052.63. Interest in the amount of $332,793.99 has accrued on the principal balance, for a total amount due as of February 23, 2012 of $7,053,846.62 (“Pre-Extension Total Amount Due”). In the Extension Agreement, the principal balance of the First Note is increased to $7,425,101.71 (“Increased Principal Balance”), representing the Pre-Extension Total Amount Due plus an additional 5% Holdback fee of $371,255.05. Interest shall accrue on the Increased Principal Balance at the rate of 10% per annum.

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The Extension Agreement provides that Isaac will be granted an option to at any time convert all or any portion of the balance of principal and interest due under the First Note to shares of the Company’s Series A common stock (“Shares”) to Isaac or any of its assigns. The details of the conversion feature will be agreed to between the Parties when VelaTel has additional authorized Shares available for issuance.

The Extension Agreement also grants Isaac an option to acquire VelaTel’s 51% joint venture interest under a Subscription and Shareholder Agreement between the Company and Shenzhen VN Technologies Co., Ltd. dated April 1, 2011 (“VN Tech Agreement”). The Company disclosed the terms of the VN Tech Agreement under Form 8-K filed on April 6, 2011. The Extension Agreement provides that the price of Isaac’s option is to be determined based on Isaac’s due diligence and a mutually agreed valuation of the joint venture. If Isaac exercises its option to acquire VelaTel’s 51% interest in the VN Tech joint venture, the agreed value of that interest shall be treated as an offset to the amount otherwise due under the First Note.

A complete copy of the Extension Agreement is attached to this Form 8-K as Exhibit 10.1.

Second Note

Under the Second Note, the Company promises to pay to the order of Isaac the principal sum of $7,368,421.05, or so much thereof as may be disbursed to, or for, the benefit of the Company by Isaac, in Isaac’s discretion and subject to Isaac’s approval of budgets identifying the Company’s proposed use of each funding request. For each funding request, Isaac will retain a 5% Holdback as a set-up fee and compensation for Isaac’s due diligence. Each Holdback will be added to the principal balance and will accrue interest along with the amount disbursed and outstanding from time to time. The total potential amount to be disbursed, net of 5% Holdback fees, is $7,000,000.00. Amounts borrowed pursuant to the Second Note shall bear interest at the rate of 10% per annum. Interest shall be calculated based on the principal balance, as may be adjusted from time to time to reflect additional advances and/or partial repayments made. Interest shall accrue but shall not be due until the principal balance is due on December 31, 2011.

The Second Note provides that Isaac will be granted an option to at any time convert all or any portion of the balance of principal and interest due under the Second Note to Shares to Isaac or any of its assigns. The details of the conversion feature will be agreed to between the Parties when the Company has additional authorized Shares available for issuance.

A complete copy of the Second Note is attached to this Form 8-K as Exhibit 10.2.

Morrell and Viking Notes

The terms of the Morrell Note and the Viking Note are identical to each other except as to the disbursement amount and the principal amount. The disbursement amount of the Morrell Note is $650,000 and the principal amount is $684,210.52. The disbursement amount of the Viking Note is $46,000 and the principal amount is $48,421.05. In each case, the difference between the disbursement amount and the principal amount represents the 5% Holdback fee.

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The Maturity Date of both the Morrell Note and the Viking Note is December 31, 2012. The Company may prepay either note in whole or in part prior to its Maturity Date without penalty. Each note bears interest on its principal amount at 10% per annum. Each note provides:

Contemporaneously with the execution of this Note, Borrower is maker on a Note with Isaac Organization, Inc. (“Isaac Note”). The Isaac Note provides that Borrower and Isaac agree to add a conversion feature granting Isaac an option to convert all or a portion of the balance of principal and interest due under the Isaac Note to shares of Borrower’s Series A common stock (“Shares”). The details of the conversion feature will be agreed to between the Parties when Borrower has additional authorized Shares available for issuance. Upon such amendment or substitution of the Isaac Note, Borrower agrees to amend or substitute this Note with a Note containing identical conversion features to the amended or substituted Isaac Note.

Kenneth Hobbs, the beneficiary of the self-directed IRA that is the payee of the Viking Note, is an officer of the Company.

A complete copy of the Morrell Note is attached to this Form 8-K as Exhibit 10.3.

A complete copy of the Viking Note is attached to this Form 8-K as Exhibit 10.4.

Item 1.02	Termination of a Material Agreement

 The Extension Agreement, described above, also provides that the Company and Isaac acknowledge cancellation and termination of all obligations of the other Party under the Second Amended and Restated Stock Purchase Agreement between the Company and Isaac dated May 10, 2011 (“SPA”). The Company disclosed the terms of the SPA under Form 8-K filed on May 13, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On February 28, 2012, the Company filed an SEC Form S-8 Registration Statement to register 43,166,078 shares of the Company’s Series A Common Stock, some of which are to be issued to officers of the Company pursuant to independent contractor agreements. The terms of the Form S-8 Registration are incorporated by this reference.

Item 8.01	Other Events

On February 28, 2012, the Company published on its website, at www.velatel.com, a letter from its Chief Executive Officer explaining the events disclosed in this Form 8-K, along with the reasons for the occurrence of those events.

A complete copy of the letter is attached to this Form 8-K as Exhibit 99.1.

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Item 9.01	Exhibits
10.1	Agreement between VelaTel and Isaac to Extend and Increase First Line of Credit Loan Agreement and Promissory Note, Cancel Stock Purchase Agreement, and Grant Option in VN Tech Agreement

10.2	Second Line of Credit Loan Agreement and Promissory Note between VelaTel and Isaac

10.3	Promissory Note from VelaTel to Kevin Morrell

10.4	Promissory Note from VelaTel to Viking Retirement Assets Custodian, fbo Kenneth Hobbs IRA

99.1	Letter from Chief Executive Officer published on Company’s website.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012

VelaTel Global Communications, Inc.,

By: /s/George Alvarez

Name: George Alvarez

Title: Chief Executive Officer

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